EXHIBIT 10.9


         AMENDMENT NO. 2 TO AMENDED AND RESTATED PLEDGE AGREEMENT


          AMENDMENT NO. 2, dated as of July 15, 1994, to the AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of April 7, 1994 (as amended, the "Pledge Agreement"), made by Lomas Mortgage USA, Inc. ("Pledgor") to Lehman Brothers Special Financing Inc. ("Pledgee"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pledge Agreement.

          WHEREAS, Pledgor has entered into the Pledge Agreement with Pledgee and has agreed to pledge and deliver any collateral that Pledgor is required to deliver to secure its obligations under the Agreement or any Swap Transaction pursuant to the terms of the Pledge Agreement; and

          WHEREAS, Pledgor and Pledgee now wish to amend the Pledge
Agreement;

          NOW, THEREFORE, for due consideration, the receipt and sufficiency of which are hereby acknowledged by Pledgor and Pledgee, the Pledgor and the Pledgee agree that Exhibit A of the Pledge Agreement, and consequently the definitions of "Mortgage Notes" and "Mortgage Servicing Collateral" in the Pledge Agreement, shall be amended by (i) substituting the mortgage notes which are described by Pool Number on Annex I hereto, (ii) upon Pledgor's pledge of the Third Mortgage Servicing Collateral as described in paragraph
(ii) of the letter agreement (the "Letter Agreement") dated May 25, 1994 between the Pledgor and the Pledgee, by adding the mortgage notes which are described by pool number on an Annex 2 hereto delivered to Pledgee substantially in the form of Annex 1 hereto, and (iii) upon Pledgor's pledge of additional Acceptable Mortgage Servicing Collateral as described in paragraph (iv) of the Letter Agreement, by adding the mortgage notes which are described by pool number on sequentially numbered Annex (commencing with Annex 3) delivered to Pledgee substantially in the form of Annex 1 hereto.

          As amended by this Amendment No. 2, the Pledge Agreement is in all respects ratified and confirmed and the Agreement (as supplemented by Confirmations of Swap Transactions and amended by the Letter Agreement) and the Pledge Agreement (as supplemented by Confirmations of Swap Transactions and as amended by that certain Amendment No. 1 and this Amendment No. 2) will form a single agreement between Pledgor and Pledgee.
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          IN WITNESS WHEREOF, Pledgor has caused this Amendment No. 2 to be duly executed and delivered on the day and year first above written.

                                   LOMAS MORTGAGE USA, INC.


                                   By:   /S/JAMES L. CROWSON
                                         ----------------------------
                                         James L. Crowson

                                   Title:   Executive Vice President
                                            -------------------------
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The unpaid principal balances of the specific mortgage notes relating to the servicing rights pledged under the Amended and Restated Pledge Agreement dated as of April 7, 1994, made by Lomas Mortgage USA, Inc. to Lehman Brothers Special Financing Inc. (as amended by Amendment No. 1 thereto dated as of May 25, 1994 and Amendment No. 2 thereto dated as of July 15, 1994 and filed herewith), change from time to time but aggregate approximately $7,000,000,000 as of December 31, 1994.